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                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      FILED BY REGISTRANT [X]          FILED BY A PARTY OTHER THAN
                                       REGISTRANT [_]

                               ----------------

  Check the appropriate box:

  [_] Preliminary Proxy Statement

  [X] Definite Proxy Statement

  [_] Definite Additional Materials

  [_] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

                               ----------------

                            SPECIALTY CATALOG CORP.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  Payment of Filing Fee (Check the appropriate box):

  [X] No Fee required

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

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

                            SPECIALTY CATALOG CORP.

              21 BRISTOL DRIVE, SOUTH EASTON, MASSACHUSETTS 02375
                                (508) 238-0199

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The Annual Meeting of the Shareholders of Specialty Catalog Corp. (the "Company"), a Delaware corporation, will be held at Patricof & Co. Capital Corp., 445 Park Avenue, New York, New York, at 11:00 a.m. on Tuesday, May 13, 1997 for the following purposes:

    1. To elect directors of the Company;

    2. To consider and vote upon a proposal to ratify the selection by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 3, 1998; and

    3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 31, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. Accordingly, only shareholders of record at the close of business on March 31, 1997 will be entitled to notice of and to vote at such meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,

                                          /s/ Stephen M. O'Hara
                                          Secretary

Dated: April 7, 1997

                            SPECIALTY CATALOG CORP.

              21 BRISTOL DRIVE, SOUTH EASTON, MASSACHUSETTS 02375
                                (508) 238-0199

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  The enclosed proxy is solicited on behalf of the Board of Directors of Specialty Catalog Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997, and at any adjournments thereof (the "Meeting").

  The Company's principal executive office is located at 21 Bristol Drive, South Easton, Massachusetts 02375.

  The cost of soliciting proxies by mail, telephone, telegraph or in person will be borne by the Company. The Company has retained the services of Continental Stock Transfer and Trust Company, the Company's transfer agent based in New York, to whom the Company will pay a fee plus reimbursement for mailing and out-of-pocket expenses. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them.

  You may revoke your proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, in favor of the election of the nominees for directors listed herein and in favor of the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 3, 1998, and with respect to any other business which may properly come before the Meeting, in the discretion of the named proxies. If, in a proxy submitted on your behalf by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then your proxy will not be counted as present at the Meeting with respect to such proposals. Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum for such proposals.

  Only shareholders of record at the close of business on March 31, 1997, are entitled to notice of, and to vote, at the Meeting or any adjournment or postponement thereof. The Company had outstanding on March 31, 1997, 4,701,666 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for the purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

                            PRINCIPAL SHAREHOLDERS

  The following table and footnotes sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 26, 1997 by
(i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Officers and (iv) all directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares.

                                                  NUMBER OF
                                                    SHARES
                                                 BENEFICIALLY
NAME                                                OWNED       PERCENTAGE (1)
----                                             ------------   --------------
Steven L. Bock.................................     410,160(2)        8.2%
Stephen M. O'Hara..............................     219,218(3)        4.5%
J. William Heise...............................         --            --
Jerral R. Pulley...............................         --            --
Alan S. Cooper.................................       2,500(4)          *
 Dickstein Partners
 9 West 57th Street
 New York, New York 10019
Guy Naggar.....................................       2,500(4)          *
 Dawnay, Day & Co., Ltd
 15 Grosvenor Gardens
 London, England SW1W09D
Samuel L. Katz.................................      93,075(4)        2.0%
 HFS, Incorporated
 6 Sylvan Way
 Parsippany, New Jersey 07054
Andrea Pomerantz Lustig........................       2,500(5)          *
 Cosmopolitan Magazine
 224 West 57th Street, 8th Floor
 New York, New York 10019
Martin E. Franklin.............................     230,688(6)        4.7%
 555 Theodore Fremd Avenue
 Rye, New York 10580
Dickstein Partners L.P. .......................   1,347,689(7)       28.7%
  Dickstein & Co., L.P.
   9 West 57th Street
   New York, New York 10019
  Dickstein International Limited
   129 Front Street
   Hamilton, Bermuda
  Dickstein Focus Fund L.P.
   9 West 57th Street
   New York, New York 10019
Viking Holdings Limited........................   1,483,553(8)       31.6%
 c/o Abacus Secretaries (Jersey Limited)
 Limited
 La Motte Chambers
 St. Helier, Jersey
 JE1 1BS Channel Islands
All executive officers and directors as a group     960,641(9)       17.6%
 (8 persons)...................................

--------
* Indicates less than 1%

(1) Applicable percentage of ownership is based upon 4,701,666 shares outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting and investment power with respect to securities. Shares of Common Stock issued upon the exercise of options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.
(2) Includes 310,226 shares of Common Stock underlying stock options which became exercisable upon the consummation of the Company's initial public offering at a price of $0.31 per share.
(3) Includes 218,218 shares of Common Stock underlying stock options which became exercisable upon the consummation of the Company's initial public offering at a price of $0.31 per share.
(4) Includes 2,500 shares of Common Stock underlying stock options issued under the 1996 Stock Option Plan (the "Plan") which are exercisable at an exercise price of $6.50 per share.
(5) Includes 2,500 shares of Common Stock underlying stock options issued under the Plan which are exercisable at an exercise price of $6.88 per share.
(6) Includes 228,188 shares of Common Stock issuable upon exercise of warrants which are exercisable at an exercise price of $1.88 per share and 2,500 shares of Common Stock underlying stock options issued under the Plan which are exercisable at an exercise price of $6.50 per share. Does not include 37,147 shares of Common Stock issuable upon the exercise of warrants held by Mr. Franklin's associates.
(7) Of the 1,347,689 total shares reported, Dickstein & Co., L.P. owns beneficially 853,153 of such shares, Dickstein Focus Fund L.P. owns beneficially 135,881 of such shares and Dickstein International owns beneficially 358,655 of such shares. Dickstein & Co., L.P. disclaims beneficial ownership of 135,881 shares owned by Dickstein Focus Fund L.P. and 358,655 shares owned by Dickstein International Limited. Dickstein Focus Fund L.P. disclaims beneficial ownership of 853,153 shares owned by Dickstein & Co., L.P. and 358,655 shares owned by Dickstein International Limited. Dickstein International Limited disclaims beneficial ownership of 853,153 shares owned by Dickstein & Co., L.P. and 135,881 shares owned by Dickstein Focus Fund L.P. Dickstein & Co., L.P., Dickstein International Limited and Dickstein Focus Fund L.P. manage investment funds. Dickstein Partners, L.P. is the general partner of Dickstein & Co., L.P. and Dickstein Focus Fund L.P. Dickstein Partners Inc. is the general partner of Dickstein Partners, L.P. and is the advisor to Dickstein International Limited. Mark B. Dickstein is the President and sole director of Dickstein Partners Inc.
(8) Viking is a private investment company. The principal beneficial owners of Viking are Guy Naggar (who holds less than 35% of the outstanding voting securities of Viking) and a trust established solely for the benefit of Mr. Naggar's adult children. Mr. Naggar has no voting or investment control with respect to such trust.
(9) Includes 768,944 shares of Common Stock underlying stock options which are currently exercisable and warrants that are held by Martin E. Franklin but excludes 266,702 shares underlying options which are not currently exercisable and warrants which are held by Mr. Franklin's associates.

                             ELECTION OF DIRECTORS

  The Board of Directors has set the number of Board members at six for the upcoming year. Each director is elected to hold office until the next annual meeting of shareholders, or special meeting in lieu thereof, and until their respective successors are duly elected and qualified. The Board has nominated all of the current members of the Board for reelection. The affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the reelection of the members of the Board.

  Unless authority to do so is withheld, the persons named in each proxy (and/or their substitutes) will vote the shares represented thereby "FOR" the election of the director nominees named below. If for any reason any nominee is not a candidate (which is not now expected), a new nominee will be designated by the Board to fill such vacancy, unless the Board of Directors shall reduce the number of directors in accordance with the By-Laws of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS NAMED
BELOW.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

  There is shown below for each director and nominee for director, as reported to the Company, the name, age and family relationship, if any, with any other director or officer, the principal occupation and employment over at least the last five years, the position, in any, with the Company, the period of service as a director of the Company, and certain other directorships held.

             NAME               AGE         OFFICE HELD          DIRECTOR SINCE
             ----               ---         -----------          --------------
Steven L. Bock.................  43 Chairman of the Board and    December 1990
                                     Chief Executive Officer
Alan S. Cooper.................  38 Director                     February 1996
Martin E. Franklin.............  31 Director                     November 1994
Samuel L. Katz.................  31 Director                     November 1994
Andrea Pomerantz Lustig........  32 Director                     March 1997
Guy Naggar.....................  56 Director                     November 1994

  Steven L. Bock has been a director of the Company (or its predecessor company) since December 1990. He has been a director of SC Direct and SC Publishing (including the years when these companies were under bankruptcy protection of the courts) since March 1989. SC Direct was formed by RSG Partners, a private investment and management firm founded by Mr. Bock and two partners in 1988. Mr. Bock was a partner in RSG Partners from 1988 to 1990. From October 1986 to October 1988, Mr. Bock was a vice president of TSG Holdings, Inc., the investment advisor to Transcontinental Services Group, a U.K. listed investment holding company, where he was responsible for initiating, financing and managing business investments. Mr. Bock is a director of Xetex Corporation, a technology development company. Part of Xetex's business is conducted through SOLI.FLOsm, a 4 50/50 joint venture with Fluor Daniel Inc., a publicly held engineering and construction company. Mr. Bock is a Member of SOLI.FLO's Members Committee. Mr. Bock is a member of the Young Presidents Organization. He graduated (summa cum laude) with a B.A. degree from SUNY at Albany and received his J.D. degree (cum laude) from Harvard Law School.

  Alan S. Cooper has been general counsel of Dickstein Partners Inc., a private investment firm, since March 1992. Prior to joining Dickstein Partners Inc., he was an attorney with Rosenman & Colin in New York City from August 1983 to February 1992. Mr. Cooper is a director of Hills Stores Company. Mr. Cooper received his B.S. and J.D. degrees from the University of Pennsylvania.

  Martin E. Franklin is currently Chairman and Chief Executive Officer of BEC Group, Inc., a NYSE company, and non-executive Chairman of Eyecare Products plc, a London Stock Exchange Company. Mr. Franklin was Chairman and Chief Executive Officer of Benson Eyecare Corporation, the predecessor company to BEC Group, from October 1992 through May 1996. Mr. Franklin has been the Chairman of the Board and Chief Executive Officer of Pembridge Holdings, Inc. since 1990 and sits on various other private company boards. From 1988 to 1990, Mr. Franklin was Managing Director of Pembridge Associates, Inc. Both Pembridge Associates, Inc. and Pembridge Holdings specialize in merchant banking and related services. Mr. Franklin received a B.A. in Political Science from the University of Pennsylvania.

  Samuel L. Katz has been the Senior Vice President-Acquisitions of HFS Incorporated, a public corporation engaged primarily in the lodging and real estate franchising businesses, since January 1996. From June 1993 to December 1995, Mr. Katz was a Vice President of Dickstein Partners Inc. From February 1992 to June 1993, Mr. Katz was the Co-Chairman of Saber Capital Inc., a private investment firm. From February 1988 to January 1992, Mr. Katz served as an Associate and then a Vice President of the Blackstone Group, an investment and merchant bank, where he focused on leveraged buy-out transactions. Mr. Katz is a director of Hills Stores Company. Mr. Katz received his B.A. in Economics from Columbia University in 1986.

  Andrea Pomerantz Lustig has been the beauty and fitness director of Cosmopolitan Magazine since 1991. Prior to that she was Cosmopolitan's beauty editor since March 1990. Ms. Pomerantz Lustig also acts as a spokesperson for Cosmopolitan Magazine, representing the magazine's philosophy on beauty, fitness and relationship issues. Prior to Cosmopolitan Magazine, she was with Conde Nast where she was a beauty writer for Glamour Magazine since 1989. Ms. Pomerantz Lustig began her career in beauty journalism in 1988 at Mademoiselle where she was a beauty researcher. Ms. Pomerantz Lustig is a foundation board member of Cosmetic Executive Women and a board member of Fragrance Foundation Long-Range Planning Committee. Ms. Pomerantz Lustig received her B.A. in History from the University of Pennsylvania.

  Guy Naggar has been Chairman of Dawnay, Day & Co. Limited, a U.K. investment bank founded in 1928, which is a member of the London Investment Banking Association, since 1981. Immediately prior to becoming Chairman of Dawnay, Day & Co. Limited, Mr. Naggar was a Director of the Charterhouse Group Limited and of its subsidiary, Charterhouse Japhet Limited.

  As compensation for service as director, each non-employee director receives cash compensation and discretionary stock option grants. The Company pays to each non-employee director annual cash compensation of $7,500, payable quarterly. In addition, pursuant to the Company's 1996 Stock Option Plan, discretionary stock options grants can be made by the Compensation Committee. During fiscal 1996, each of the existing non-employee directors received a grant of options under the 1996 Stock Option Plan to purchase 2,500 shares of the Common Stock at the initial public offering price ($6.50 per share), and such options were immediately exercisable. During fiscal 1997, Ms. Andrea Pomerantz Lustig recieved a grant of options under the Plan to purchase 2,500 shares of the Common Stock at a price of $6.88 per share, and such options were immediately exercisable. The Board of Directors held six meetings during 1996, and each director attended at least 80% of the aggregate of such meetings of the Board and all committees of the Board on which he served.

COMMITTEES

  The Board of Directors has established an Audit Committee comprised of Messrs. Samuel L. Katz, Alan S. Cooper and Martin E. Franklin. Mr. Katz serves as the chairman of the committee. The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions. The Board of Directors has also established a Compensation Committee consisting of Messrs. Cooper and Franklin. Mr. Cooper serves as chairman of the committee. Each of these committees held one meeting during early 1997.

                            EXECUTIVE COMPENSATION

  The table below sets forth certain compensation information for the fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994 with respect to the Company's Chief Executive Officer and those three other executive officers of the Company who were the most highly paid for fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                              ANNUAL COMPENSATION  COMPENSATION
                                     FISCAL   --------------------  NUMBER OF
   NAME AND PRINCIPAL POSITIONS       YEAR      SALARY     BONUS     OPTIONS
   ----------------------------      ------   ---------- --------- ------------
Steven L. Bock.....................   1996    $  285,662 $     --    150,000
 Chairman and Chief Executive Offi-
 cer                                  1995       270,294    65,960       --
                                      1994       212,116   100,000   310,226(1)
Stephen M. O'Hara..................   1996    $  208,862 $     --     25,000
 President                            1995       194,718    35,000       --
                                      1994       166,424    81,850   272,773(2)
J. William Heise...................   1996(3) $   99,948 $     --     30,000
 Senior Vice President/Chief
 Financial Officer
Jerral R. Pulley...................   1996    $  128,457 $     --     12,500
 Senior Vice President                1995(4)     25,962     5,000       --

--------
(1) Represents options granted in 1994 at an exercise price of $0.31 per share, all of which became exercisable upon the completion of the Company's initial public offering.
(2) Represents options granted in 1994 at an exercise price of $0.31 per share, of which options to purchase 218,218 shares became exercisable upon the completion of the Company's initial public offering, and options to purchase 54,555 shares will become exercisable one year from the date of the completion of the Company's initial public offering.
(3) Mr. Heise became acting chief financial officer in March 1996 and on August 1, 1996, he was hired permanently at an annual salary of $130,000.
(4) Mr. Pulley was hired in October 1995 at an annual salary of $125,000.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table discloses information regarding stock options granted during the fiscal year ended December 28, 1996. In accordance with Securities and Exchange Commission rules, also shown are the hypothetical gains or "option spreads" on a pre-tax basis, that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date the options were granted over the full option term of ten (10) years.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                     INDIVIDUAL GRANTS
                         ------------------------------------------
                         NUMBER OF  % OF TOTAL                       POTENTIAL REALIZABLE VALUE AT
                           SHARES    OPTIONS                                ASSUMED ANNUAL
                         UNDERLYING GRANTED TO                           RATES OF STOCK PRICE
                          OPTIONS   EMPLOYEES  EXERCISE              APPRECIATION FOR OPTION TERM
                          GRANTED   IN FISCAL    PRICE   EXPIRATION -------------------------------
NAME                        (#)        1996    ($/SHARE)    DATE      0%($)     5%($)      10%($)
----                     ---------- ---------- --------- ---------- --------- ---------- ----------
Steven L. Bock..........   75,000     23.65%     $5.33    10/17/06  $  87,750 $  394,336 $  864,699
                           75,000     23.65%     $6.50    10/17/06  $       0 $  306,586 $  776,949
Stephen M. O'Hara.......   25,000      7.88%     $6.50    10/17/06  $       0 $  102,195 $  258,983
J. William Heise........   30,000      9.46%     $6.50    10/17/06  $       0 $  122,634 $  310,780
Jerral R. Pulley........   12,500      3.94%     $6.50    10/17/06  $       0 $   51,098 $  129,492

AGGREGATED OPTION EXERCISES AND YEAR END OPTION VALUES

  The following table sets forth information as to options exercised during the fiscal year ended December 28, 1996, and unexercised options held at the end of such fiscal year, by the individuals listed in the Summary Compensation Table.

                AGGREGATED OPTION VALUES FOR FISCAL YEAR ENDED

                                 NUMBER OF SHARES        VALUE OF UNEXERCISED
                                    UNDERLYING               IN-THE-MONEY
                                    UNEXERCISED              OPTIONS/SARS
                                   OPTIONS/SARS             AT DECEMBER 28,
NAME                           AT DECEMBER 28, 1996           1996($)(1)
----                         ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
Steven L. Bock..............   310,226      150,000    $2,038,185    $144,750
Stephen M. O'Hara...........   218,218       79,555    $1,433,692    $367,926
J. William Heise............       --        30,000           --     $ 11,400
Jerral R. Pulley............       --        12,500           --     $  4,750

--------
(1) Value is based on the closing sale price of $6.88 per share of the Common Stock as of December 27, 1996 (the last trading date during fiscal 1996) minus the exercise price.

EXECUTIVE EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Steven L. Bock pursuant to which Mr. Bock will serve as the Chairman of the Board and Chief Executive Officer of the Company for a term expiring on December 31, 1999, at a salary of $280,000 for 1996, subject to annual increases which will bring the annual salary in the last year of the term to $310,000. Mr. Bock will be eligible for a performance bonus ranging between 0% to 100% of his base salary, based upon the Company's performance against its annual plan approved by the Board. Upon executing the employment agreement, Mr. Bock was granted options under the Plan to purchase 75,000 shares of Common Stock at the initial public offering price of $6.50 per share and options to purchase 75,000 shares of Common Stock at a price of $5.33 per share, granted outside of the Plan. Options to purchase 15,000 shares of Common Stock under each of these grants will vest and become exercisable each year for five years, subject to accelerated vesting under certain circumstances. Mr. Bock will receive deferred bonus compensation of $187,500 accrued under his prior employment agreement with the Company which will be paid in three equal installments on January 1, 1997, June 30, 1997 and January 1, 1998. The Company currently maintains an $4 million key person life insurance policy on Mr. Bock.

  The Company has entered into an employment agreement with Stephen M. O'Hara pursuant to which Mr. O'Hara will serve as President of the Company for a term expiring on December 31, 1999 at a salary of $205,000 for 1996, subject to annual increases which will bring the annual salary in the last year of the term to $235,000. Mr. O'Hara will be eligible for a performance bonus ranging between 0% to 100% of his base salary, based upon the Company's performance against its annual plan approved by the Board. Upon executing the employment agreement, Mr. O'Hara was granted options under the Plan to purchase 25,000 shares of Common Stock at the initial public offering price of $6.50 per share
 . Options to purchase 5,000 shares of Common Stock will vest and be exercisable each year for five years, subject to accelerated vesting under certain circumstances. Mr. O'Hara will receive deferred bonus compensation of $35,000 accrued under his prior employment agreement with the Company which will be paid in three equal installments on January 1, 1997, June 30, 1997 and January 1, 1998. The Company currently maintains a $3 million key person life insurance policy on Mr. O'Hara.

  The Company may terminate Mr. Bock's employment: (i) upon his death or permanent disability; (ii) if he engages in conduct that constitutes "cause;"
(iii) if the Company fails to meet certain financial targets; or (iv) upon a change of control. Mr. Bock may terminate his agreement if there is a material reduction of his responsibilities or a material breach of the agreement by the Company. Mr. O'Hara or the Company may terminate his employment agreement at any time, with notice. In the event Mr. Bock's employment is terminated for any reason other than "cause" or death, Mr. Bock will receive a severance payment of from one year to two years of base salary. In the event Mr. O'Hara's employment is terminated for any reason other than "cause" or death, Mr. O'Hara will receive a severance payment of from six months to one year of base salary. Both employment agreements contain noncompetition restrictions effective during the term of employment and for a period of two years thereafter. For the term of the employment agreements, and for any period thereafter during which the Company is obligated to pay severance, the Company must provide $1 million of life insurance for the benefit of each of Messrs. Bock and O'Hara. In the event the Company fails to maintain such insurance, upon the death of Mr. Bock or Mr. O'Hara, the Company must pay such officer's estate a death benefit of $1 million.

                       COMPENSATION COMMITTEE REPORT ON
                        EXECUTIVE OFFICER COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company's executive officer compensation consists of three primary components: base salary, annual bonuses and grants of stock options. Each component is intended to further the Company's overall compensation philosophy, and to achieve the compensation objectives of the Company. The Company's compensation philosophy is that executive compensation should reflect the value created and protected for shareholders, while furthering the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short and long-term compensation should motivate and reward high levels of performance and is geared to attract and retain qualified executive officers.

  The Company's executive officer compensation program is based on the following principles and objectives:

  . Competitive, Fair and Balanced Compensation

  The Company is committed to providing an executive officer compensation program that helps attract and retain highly qualified executive officers. The Company seeks to achieve a balance of compensation paid to a particular individual and compensation paid to other executive officers inside the Company, and strives to achieve a balance between the fixed and variable components, and between the short and long-term components, of each executive officer's compensation.

  . Performance

  Other than the Bonus Plan (as defined below), the Company has no specific performance criteria. Generally, however, executive officers are rewarded based upon both corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing the achievement of specified individual objectives and the degree to which the executive officer contributed to the overall success of the Company and management team.

COMPENSATION FOR FISCAL 1996

 Salary

  As described above, the Compensation Committee sets the base salary for executive officers after reviewing the Chief Executive Officer's recommendations and evaluations of performance, compensation for competitive positions in the market and the historical compensation levels of the executive officers. Under their current Employment Agreements, Steven Bock's and Stephen O'Hara's annual increase in base salary is set by their agreements.

 Bonus

  For fiscal 1996, the Company's executive officers were eligible to receive bonuses pursuant to the terms of the Specialty Catalog Bonus Plan (the "Bonus Plan") which was approved by the Board of Directors early in fiscal 1996. Under the terms of the Plan, executive officer bonuses are paid from a bonus pool which is funded based upon a formula tied to the Company's consolidated earnings before interest, tax, depreciation and amortization ("EBITDA") for the year. Based upon the Company's actual EBITDA, there were no bonuses earned in fiscal 1996.

 Stock Option Grants

  The Compensation Committee believes that stock options, granted from time to time throughout the year, are an excellent vehicle for compensating employees. Because the option exercise price for the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term performance of the Company's stock. The size of stock option grants is generally intended by the Compensation Committee to reflect the executive officer's position with the Company and his other contributions to the Company, while at the same time considering his other prior equity holdings in the Company and the stock option awards made to other executive officers of the Company, however, the Company has no specific target for percentage ownership for directors or executive officers. Grants to executive officers under the stock option program typically involve a five-year vesting period (subject to accelerated vesting upon a change in control of the Company) to encourage key employees to continue in the employ of the Company. At its August 1996 meeting, the Compensation Committee granted stock options, which became effective on the effective date of the Company's initial public offering, to the named officers as follows: Mr. Bock, 150,000 shares; Mr. O'Hara, 25,000 shares, Mr. Heise, 30,000 shares, and Mr. Pulley, 12,500 shares.

 Conclusion

  The Compensation Committee believes that the total fiscal 1996 compensation of the Chief Executive Officer and each of the other named officers, as described above, including the stock option grants made in August 1996 is fair, and is within the range of compensation for executive officers in similar positions.

                                          Compensation Committee

                                          Alan S. Cooper
                                          Martin E. Franklin

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  The following Graph compares the performance of the Company's Common Stock to the S&P 500 Index and the Small Cap Catalog Index since October 17, 1996, the effective date of the Company's initial public offering. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at October 17, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN





                                     LOGO

                             CERTAIN TRANSACTIONS

  On June 1, 1996, the Company entered into an agreement with Martin E. Franklin, a director of the Company, and two associates of Mr. Franklin, pursuant to which Mr. Franklin and his associates loaned the Company $495,000 in junior subordinated indebtedness. The junior subordinated indebtedness has the same interest rate as the Company's subordinated indebtedness, 11.5% per annum, and is junior in priority to the subordinated indebtedness. The junior subordinated indebtedness is due on August 12, 1999.

  In connection with the junior subordinated indebtedness, the Company has issued for $5,000 to Mr. Franklin and his associates warrants to purchase 265,335 shares of Common Stock. The warrants are exercisable until September 30, 1999 to purchase Common Stock at a price of $1.88 per share.

  On October 3, 1996, the Company converted all of the outstanding 13% Preferred Stock into 375,000 shares of Common Stock. The holders of the 13% Preferred Stock, Dickstein & Co., L.P., Dickstein International, Dickstein Focus Fund, Viking, Mark Brodsky, Samuel Katz and Wigs L.P., received 104,593, 43,969, 16,655, 181,873, 5,552, 11,104 and 11,254 shares of Common Stock, respectively.

  In August 1996, Messrs. Bock, O'Hara, Heise and Pulley received stock options pursuant to the Plan to purchase 75,000, 25,000, 30,000 and 12,500 shares of Common Stock, respectively, at a price equal to the initial public offering price of $6.50.

  In August 1996, each of the non-employee directors received stock options pursuant to the Plan to purchase 2,500 shares of Common Stock at a price equal to the initial public offering price of $6.50.

  On October 17, 1996, Mr. Bock received non-qualified options to purchase 75,000 shares of Common Stock at a price of $5.33 per share.

  In March 1997, Ms. Andrea Pomerantz Lustig received stock options pursuant to the Plan to purchase 2,500 shares of Common Stock at a price of $6.88 per share.

  On March 18, 1997, the Company repaid $1,896,913 of principal and accrued interest on the subordinated indebtedness, consisting of the following payments; Dickstein & Co., L.P. $1,330,162; Wigs L.P. $143,074; Mark Brodsky $70,608; Samuel Katz $141,216 and; Dickstein Focus Fund L.P. $211,852.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers and persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in such ownership to the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such reports, no untimely reports were made during the fiscal year ended December 28, 1996.

                        INFORMATION CONCERNING AUDITORS

  Based upon the recommendation of its Audit Committee, the Board of Directors has selected the firm of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 3, 1998. Deloitte & Touche LLP has acted in such capacity for the Company since the 1989 fiscal year. The Board will propose at the Meeting that the shareholders ratify this selection.

  Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

  The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors. If the proposal to ratify the appointment of Deloitte & Touche LLP is not approved, the Board of Directors will select and appoint an independent accounting firm for the fiscal year ending January 3, 1998 without further shareholder action.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 3, 1998, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 MISCELLANEOUS

DEADLINE FOR STOCKHOLDER PROPOSALS

  In order for shareholder proposals to be presented at the Company's 1998 annual meeting of shareholders, such proposals must be received by the Secretary of the Company at the Company's principal office in South Easton, Massachusetts not later than December 1, 1997 for inclusion in the proxy statement for that meeting, subject to the applicable rules of the Securities and Exchange Commission. Delivery of such proposals should be by Certified Mail, Return Receipt Requested.

OTHER MATTERS

  The Board of Directors does not know of any other matters that may be presented at the Meeting, except for routine matters. If other business does properly come before the Meeting, however, the persons named on the accompanying proxy intend to vote on such matters in accordance with their best judgement.

ANNUAL REPORT ON FORM 10-K

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K IS INCLUDED IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, AND IS BEING FURNISHED TO SHAREHOLDERS OF RECORD TOGETHER WITH THIS PROXY STATEMENT. REQUESTS FOR ADDITIONAL COPIES SHOULD BE DIRECTED TO: SPECIALTY CATALOG CORP., 21 BRISTOL DRIVE, SOUTH EASTON, MASSACHUSETTS 02375.

April 7, 1997

LOGO

PROXY                       SPECIALTY CATALOG CORP.                        PROXY
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Steven L. Bock and Stephen M. O'Hara, as proxies, each with full power of substitution, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Specialty Catalog Corp. held on record by the undersigned on March 31, 1997, at the Annual Meeting of Shareholders to be held May 13, 1997, and any adjournments thereof.

  The undersigned hereby directs this Proxy to be voted:

 1. Election of directors:

   [_] FOR the election as directors of all nominees listed below (except as market to the contrary below)

                                      or

   [_] WITHHOLD AUTHORITY
       to vote for all nominees listed below

     STEVEN L. BOCK         ALAN S. COOPER      MARTIN E. FRANKLIN
     SAMUEL L. KATZ         GUY NAGGAR          ANDREA POMERANTZ LUSTIG

  (Instructions: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name)

 2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending January 3, 1998.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

 3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

LOGO

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                              Date:                      , 1997
                                                   ----------------------


                                              ---------------------------------
                                                  Signature of stockholder


                                              ---------------------------------
                                                  Signature if held jointly

                                              NOTE: PLEASE MARK, DATE, SIGN
                                              AND RETURN THIS PROXY PROMPTLY
                                              USING THE ENCLOSED ENVELOPE.
                                              WHEN SHARES ARE HELD BY JOINT
                                              TENANTS, BOTH SHOULD SIGN. IF
                                              SIGNING AUTHORITY, EXECUTOR AD-
                                              MINISTRATOR, TRUSTEE OR GUARD-
                                              IAN, PLEASE GIVE FULL TITLE. IF
                                              A CORPORATION OR PARTNERSHIP,
                                              PLEASE SIGN IN CORPORATE OR
                                              PARTNERSHIP NAME BY AN AUTHO-
                                              RIZED PERSON.